H.D. Kelso & Associates
8799 Balboa Avenue, Suite 155, San Diego, CA 92123
Ph: 619-840-5056 // Fax: 760-544-9888 // Em: hdklawfirm@yahoo.com

January 3, 2024

SENT VIA U.S FIRST CLASS MAIL & ELECTRONIC TRANSMISSION

Therapeutic Solutions International, Inc.
Timothy G. Dixon, CEO
4093 Oceanside Blvd, Suite B
Oceanside, California 92056
Ph: 760-295-7208
Email: timdixon@tsoimail.com

RE: Registration Statement on Form S-1 of Therapeutic Solutions International, Inc.

Dear Mr. Dixon:

I have acted as special legal counsel for Therapeutic Solutions International, Inc., a Nevada corporation (the "Company"), in connection with the preparation of a Post-Effective Registration Statement, Amendment No. 1 on Form S-1 (the "Post-Effective Amendment No. 1"), filed with the Securities and Exchange Commission on or about January 3, 2024. The Post-Effective Amendment No. 1, is being filed to, (i) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purpose of increasing the aggregate number of shares of common stock offered by Therapeutic Solutions International, Inc. (Registrant) by 300,000,000 additional shares of Common Stock by this Post-Effective Amendment No. 1 to 313,367,703 shares available for sale to selling shareholders.

The Post-Effective Amendment No. 1 also relates to the continued registration of the offering of up to an aggregate of $9,219,567.99, which remains available under the GHS Purchase Agreement. with the number of shares of common stock of the Company (the "Common Stock") under the Securities Act of 1933, as amended (the "Securities Act'), being based upon the market price, plus any discount, per share at the time the Company directs through "Puts" or "Purchases," for resale by those certain selling shareholder as named in the Registration Statement (collectively, the "Selling Shareholder(s)").

In connection with this opinion, I have made such investigations and examined such records, including: (i) the Registration Statement; (ii) the Company's Articles of Incorporation, as amended; (iii) the Company's Bylaws; (iv) certain records of the Company's corporate proceedings, including such corporate minutes as I deemed necessary to the performance of my services and to give this opinion; and (v) such other instruments, documents and records as I have deemed relevant and necessary to examine for the purpose of this opinion. I have examined and am familiar with the originals or copies, certified or otherwise identified to my satisfaction, of such other documents, corporate records and other instruments as I have deemed necessary for the preparation of this opinion. I have also reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the shares of Common Stock. In expressing this opinion I have relied, as to any questions of fact upon which my opinion is predicated, upon representations and certificates of the officers of the Company.

In giving this opinion I have assumed: (i) the genuineness of all signatures and the authenticity and completeness of all documents submitted to me as originals; and (ii) the conformity to originals and the authenticity of all documents supplied to me as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents. In giving this opinion, I have relied only upon such documents.

I am providing this opinion to you in accordance with Item 601(b)(5) of Regulation S-K promulgated under the Securities Act for filing as Exhibit 5.1 to the Registration Statement. The opinions herein are limited to the Federal laws of the United States of America and the law of the State of Nevada, including all applicable provisions of the Constitution of the State of Nevada, statutory provisions of the State of Nevada and reported judicial decisions of the courts of the State of Nevada interpreting those laws. I do not express any opinion concerning any law of any other jurisdiction or the local laws of any jurisdiction.

Based upon the foregoing, I am of the opinion that the shares of Common Stock, as reserved for sale and to be held by the Selling Shareholder(s) are validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are experts, or within the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

Hugh D. Kelso III, Esq
Attorney at Law